EXHIBIT 4.5

                                 TRUST AGREEMENT

                                     BETWEEN

                             PEAPACK-GLADSTONE BANK

                                       AND

                             PEAPACK-GLADSTONE BANK

                                     FOR THE

          PEAPACK-GLADSTONE BANK EMPLOYEES' SAVINGS AND INVESTMENT PLAN


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                                TABLE OF CONTENTS

SECTION 1.  CREATION OF TRUST................................................54

1.1  TRUSTEE.................................................................54
1.2  TRUST FUND..............................................................54
1.3  INCORPORATION OF PLAN...................................................54
1.4  NAME....................................................................54
1.5  NONDIVERSION OF ASSETS..................................................54

SECTION 2. INVESTMENT OF TRUST FUND AND ADMINISTRATIVE POWERS OF THE TRUSTEE.54
2.1  RESPONSIBILITY FOR INVESTMENT...........................................54
2.2  DELEGATION OF INVESTMENT RESPONSIBILITY.................................55
2.3  TRUSTEE POWERS..........................................................56

SECTION 3. COMPENSATION AND INDEMNIFICATION OF TRUSTEE.......................58

AND PAYMENT OF EXPENSES AND TAXES............................................58

3.1  COMPENSATION............................................................58
3.2  INDEMNIFICATION.........................................................59
3.3  EXPENSES................................................................59
3.4  TAXES...................................................................59

SECTION 4.  RECORDS AND VALUATION............................................59
4.1  RECORDS.................................................................59
4.2  VALUATION...............................................................59

SECTION 5.  INSTRUCTIONS FROM ADMINISTRATOR..................................60
5.1  CERTIFICATION OF MEMBERS AND EMPLOYEES..................................60
5.2  INSTRUCTIONS TO TRUSTEE.................................................60
5.3  PLAN CHANGES............................................................60
5.4  POLICIES................................................................60

SECTION 6.  CHANGE OF TRUSTEES...............................................60

SECTION 7.  MISCELLANEOUS....................................................61
7.1  RIGHT TO AMEND..........................................................61
7.2  COMPLIANCE WITH ERISA...................................................61
7.3  NONRESPONSIBILITY FOR FUNDING...........................................61
7.4  REPORTS.................................................................62
7.5  DEALINGS WITH TRUSTEE...................................................62
7.6  LIMITATIONS UPON RESPONSIBILITIES.......................................62
7.7  SUCCESSOR TRUSTEES......................................................62
7.8  GOVERNING STATE LAW.....................................................62


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                     This TRUST AGREEMENT dated 10/1, 1993,

BETWEEN PEAPACK-GLADSTONE BANK, a Banking Corporation of the state of New Jersey (hereinafter called the "Company"),

AND PEAPACK-GLADSTONE BANK (hereinafter called the "Trustee"),


                          W I T N E S S E T H T H A T :


     WHEREAS, effective October 1, 1993, the Company approved and adopted a retirement plan for the benefit of its employees (hereinafter called the "Plan"); and

     WHEREAS, the Board has authorized the execution of this Trust Agreement and has appointed Peapack-Gladstone Bank as Trustee of the Trust Fund created pursuant to the Plan; and

     WHEREAS, said Trustee agrees to hold and administer the assets of the Plan in accordance with the terms of this Trust Agreement;

     NOW, THEREFORE, in consideration of the appointment of Peapack-Gladstone Bank as Trustee and in consideration of the premises and covenants contained herein, the Company and the Trustee agree as follows:


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Section 1.  Creation of Trust

1.1  Trustee.

     Peapack-Gladstone Bank shall be Trustee of the Trust Fund created in accordance with and in furtherance of the Plan, and shall serve as Trustee until removal or resignation in accordance with section 6 hereof. The effective date of said trusteeship for purposes of this instrument shall be the data on which the Plan, of which this Trust Agreement compliments, is considered effective.

1.2  Trust Fund.

     The Trustee hereby agrees to accept contributions from the Company and the Participants and amounts transferred from other qualified retirement plans from time to time in accordance with the terms of the Plan. All such property and contributions, together with income thereon and increments thereto, shall constitute the "Trust Fund" to be held in accordance with the terms of this Trust Agreement.

1.3  Incorporation of Plan.

     An instrument entitled Peapack-Gladstone Bank Employees' Savings and Investment Plan is incorporated herein by reference, and this Trust Agreement shall be interpreted consistently with that Plan. All words and phrases defined in that Plan shall have the same meaning when used in this Trust Agreement.

1.4  Name.

     The name of this trust shall be Peapack-Gladstone Bank Employees' Savings and Investment Trust.

1.5  Nondiversion of Assets.

     In no event shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan, except to the extent that assets may be returned to the Employers in accordance with the Plan where the Plan fails to qualify initially under section 401(a) of the Code, or where they are attributable to contributions made by mistake of fact or conditioned upon their deductibility.

Section 2.  Investment of Trust Fund and Administrative Powers of the Trustee.

2.1 Responsibility for Investment.

     If authorized by the Plan, the Trustee shall from time to time purchase policies in accordance with the Plan and pay the premiums from the Trust Fund. The Trustee shall invest the balance of the Trust Fund in such property as the Trustee, in its discretion, shall deem advisable, subject to any


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instructions by the Administrator or an investment manager or a Participant as to the investment of all or a portion of the Trust Fund pursuant to section 2.2. However, the Trustee shall not make any investment or take any action involving those assets for which it remains responsible which (i) is inconsistent with the prudence and diversification requirements set forth in sections 404(a)(1)(B) and
(C) of ERISA, or (ii) is prohibited by section 406 of ERISA, or (iii) would impair the qualification of the Plan or the exemption of the Trust under sections 401 and 501 of the Code. Notwithstanding the foregoing, the Company's discretionary contributions for allocations to Participants' Regular Accounts pursuant to Section 4.4 of the Plan shall be in the form of qualifying employer securities (as defined in section 407(d)(5) of ERISA), provided that such contributions comply with section 408(e) of ERISA.

2.2  Delegation of Investment Responsibility.

     The Administrator may, by written notice, direct the Trustee to segregate any portion or all of the Trust Fund into one or more separate accounts for each of which full investment responsibility will be delegated to an investment manager appointed in such notice pursuant to section 402(c)(3) of ERISA (hereinafter a "Manager") or to an individual Participant. For any separate account where the Trustee is to maintain custody of the assets, the Trustee and the Manager or the Participant shall agree upon procedures for the transmittal of investment instructions from the Manager or the Participant to the Trustee, and the Trustee may provide the Manager or the Participant with such documents as may be necessary to authorize the Manager or the Participant to effect transactions directly on behalf of the segregated account. Further, the Administrator may, by written notice, direct the Trustee to segregate any portion or all of the Trust Fund into one or more separate accounts for each of which full investment responsibility will be delegated to an insurance company through one or more group annuity contracts, deposit administration contracts, or similar contracts, which may provide for investments in any commingled separate accounts established under such contracts. An insurance company shall be a Manager with respect to any amounts held under such a contract except to the extent the insurer's assets are not deemed assets of the Plan and Trust Fund pursuant to section 401(b)(2) of ERISA. The allocation of amounts held under such a contract among the insurer's general account and one or more individual or commingled separate accounts shall be determined by the Administrator except as otherwise agreed by the Administrator and the insurer. Any Manager shall have all of the powers given to the Trustee pursuant to section 2.3 with respect to the portion of the Trust Fund committed to its investment discretion and control. The Trustee shall be responsible for the safekeeping of any assets which remain in its custody, but in no event shall the Trustee be under any duty to question or make any inquiry or suggestion regarding the action or inaction of a Manager, or an insurer, or a Participant, or the advisability of acquiring, retaining, or disposing of any asset of a segregated account. The Employers shall indemnify and hold the Trustee harmless from any and all costs, damages, expenses, and liabilities which the Trustee may incur by reason of any action taken or omitted to be taken by the Trustee upon directions from the Administrator, a Manager, or an insurer, or a Participant pursuant to this section 2.2.


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2.3  Trustee Powers.

     In addition to and not by way of limitation upon the fiduciary powers granted to it by law, the Trustee shall have the following specific powers, subject to the limitations set forth in section 2.1:

     2.3-1 to receive, hold, manage, invest and reinvest the money or other property which constitutes the Trust Fund, without distinction between principal and income;

     2.3-2 to hold funds uninvested temporarily without liability for interest thereon, and to deposit funds in one or more savings or similar accounts with any banks and savings and loan associations which are insured by an instrumentality of the federal government, including the Trustee if it is such an institution;

     2.3-3 to invest or reinvest the whole or any portion of the money or other property which constitutes the Trust Fund in such common or preferred stocks, investment trust shares, mutual funds, commingled trust funds, partnership interests, bonds, notes, or other evidences of indebtedness, and real and personal property as the Trustee in its absolute judgment and discretion may deem to be for the best interests of the Trust Fund, regardless of nondiversification to the extent that such nondiversification is clearly prudent, and regardless of whether any such investment or property is authorized by law regarding the investment of trust funds, of a wasting asset nature, temporarily nonincome producing, or within or without the State of New Jersey or the United States;

     2.3-4 to invest in common and preferred stocks, bonds, notes, or other obligations of any corporation or business enterprise in which an Employer or its owners may own an interest;

     2.3-5 to invest in real property purchased from, leased to, and managed or operated by or for an Employer and any other corporation or business enterprise in which an Employer or its owners may own an interest, upon such terms and conditions as the Trustee in its absolute discretion may deem advisable;

     2.3-6 to exchange any investment or property, real or personal, for other investments or properties at such time and upon such terms as the Trustee shall deem proper;

     2.3-7 to sell, transfer, convey or otherwise dispose of any investment or property, real or personal, for cash or on credit, in such manner and upon such terms and conditions as the Trustee shall deem advisable, and no person dealing with the Trustee shall be under any duty to inquire as to the validity, expediency, or propriety of any such sale or as to the application of the purchase money paid to the Trustee;

     2.3-8 to hold any investment or property in the name of the Trustee, with or without the designation of any fiduciary capacity, or in name of a nominee, or unregistered, or in such other form that title may pass by delivery; provided, however, that the Trustee's records always shall show that such investment or property belongs to the Trust and the Trustee shall not be relieved hereby of its responsibility to maintain safe custody of the Trust Fund;

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     2.3-9 to organize one or more corporations to hold, manage, or liquidate any property, including real estate, owned or acquired by the Trust Fund if in the sole discretion of the Trustee the organization of such corporation or corporations is for the best interest of the Trust;

     2.3-10 to extend the time for payment of, to modify, to renew, or to release security from any mortgage, note or other evidence of indebtedness, or to take advantage of or waive any default; to foreclose mortgages and bid in property under foreclosure or to take title to property by conveyance in lieu of foreclosure, either with or without the payment of additional consideration;

     2.3-11 to vote in person or by proxy all stocks and other securities having voting privileges; to exercise or refrain from exercising any option or privilege with respect to stocks and other securities, including any right or privilege to subscribe for or otherwise to acquire stocks and other securities; or to sell any such right or privilege; to assent to and join in any plan of refinance, merger, consolidation, reorganization or liquidation of any corporation or other enterprise in which this Trust may have an interest, to deposit stocks and other securities with any committee formed to effectuate the same, to pay any expense incidental thereto, to exchange stocks and other securities for those which may be issued pursuant to any such plan, and to retain as an investment the stocks and other securities received by the Trustee; and to deposit any investment in a voting trust;

     2.3-12 to abandon any property, real or personal, which the Trustee shall consider to be worthless or not of sufficient value to warrant its keeping or protecting; to abstain from the payment of taxes, water rents, assessments, repairs, maintenance, and upkeep of any such property; to permit any such property to be lost by tax sale or other proceedings, and to convey any such property for a nominal consideration or without consideration;

     2.3-13 to borrow money from an Employer or from others (including the Trustee) upon such terms and conditions and at such reasonable rates of interest as the Trustee may deem to be advisable; to issue its promissory note as Trustee to evidence such debt; and to secure the payment of such note by pledging any property of the Trust Fund;

     2.3-14 to manage and operate any real property which shall at any time constitute an asset of the Trust Fund; to make repairs, alterations, and improvements thereto; to insure such property against loss by fire or other casualty; to lease or grant options for the sale of such property, which lease or option may be for a period of time which may extend beyond the life of this Trust; and to take any other action or enter into any other contract respecting such property which is consistent with the best interests of the Trust;

     2.3-15 to employ and compensate agents, investment counsel, custodians, actuaries, attorneys, and accountants and to pay any and all expenses incurred in connection with the exercise of any power, right, authority or discretion granted herein;

     2.3-16 to employ and consult with any legal counsel, who also may be counsel to an Employer or the Administrator, with respect to the meaning or construction of this Trust Agreement, the extent of the Trustee's obligations and duties hereunder, and whether the Trustee should take or decline to take a


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particular action hereunder, and the Trustee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to such advice;

     2.3-17 to defend any action or proceeding instituted against the Trust Fund, to institute any action on behalf of the Trust Fund, and to compromise or submit to arbitration any dispute concerning the Trust Fund;

     2.3-18 to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

     2.3-19 to commingle the Trust Fund created pursuant hereto, in whole or in part, in a single trust with all or any portion of any other trust fund, assigning an undivided interest to each such commingled trust fund, provided that such commingled trust is itself exempt from taxation pursuant to section 501(a) of the Code, or its successor section; and provided further that the trust agreement governing such commingled trust shall be deemed incorporated by reference in the Plan;

     2.3-20 where two or more trusts governed by this Trust Agreement have an undivided interest in any property, to credit the income from such property to such trusts in proportion to their undivided interests, and when non pro-rata distributions of property or money are made from such trusts, to make appropriate adjustments to the undivided fractional interests of such trusts;

     2.3-21 to invest all or any portion of the Trust Fund in one or more group annuity contracts, deposit administration contracts, and other such contracts with insurance companies, including any commingled separate accounts established under such contracts, as shall be determined by the Trustee to be desirable and for the best interest of the Trust Fund;

     2.3-22 generally, with respect to all cash, stocks and other securities, and property, both real and personal, received or held in the Trust Fund by the Trustee, to exercise all the same rights and powers as are or may be lawfully exercised by persons owning cash, or stocks and other securities, or such property in their own right; and to do all other acts, whether or not expressly authorized, which it may deem necessary or proper for the protection of the Trust Fund; and

     2.3-23 whenever more than two persons shall qualify to act as co-trustees, to exercise and perform every power (including discretionary powers), authority or duty by the concurrence of a majority of them with the same effect as if all had joined therein, except that the unanimous vote of such persons shall be necessary to determine the number (one or more) and identity of persons who may sign checks, make withdrawals from financial institutions, have access to safe deposit boxes, or direct the sale of trust assets and the disposition of the proceeds.

Section 3. Compensation and Indemnification of Trustee and Payment of Expenses
           and Taxes.


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3.1 Compensation.

     The Trustee shall receive as its compensation and as reimbursement for expenses such amounts as shall be agreed upon from time to time between it and the Board. However, in no event shall any compensation be paid from the Trust Fund to an individual trustee who receives full-time compensation as an employee of an Employer.

3.2  Indemnification.

     Notwithstanding any other provision of this Trust Agreement, any individual designated as a trustee hereunder shall be indemnified and held harmless by the Employer to the fullest extent permitted by law against any and all costs, damages, expenses and liabilities reasonably incurred by or imposed upon such individual in connection with any claim made against him or in which he may be involved by reason of his being, or having been, a trustee hereunder, to the extent such amounts are not satisfied by insurance maintained by the Employers. Further, any corporate trustee shall be indemnified and held harmless by the Employers to the fullest extent permitted by law against any and all costs, damages, expenses and liabilities reasonably incurred by or imposed upon such corporation in connection with any claim made against it or in which it may be involved by reason of its being, or having been, a trustee hereunder, to the extent such claim is not based upon the trustee's negligence or breach of fiduciary duty and such amounts are not satisfied by insurance.

3.3  Expenses.

     All expenses of administering this Trust and the Plan, whether incurred by the Trustee or the Administrator, shall be paid by the Trustee from the Trust Fund to the extent such expenses shall not have been assumed by the Employers or the Trustee.

3.4  Taxes.

     All taxes of any kind that may be levied or assessed upon the Trust Fund, its income or assets, shall be paid from the Trust Fund, but the Trustee shall not be obliged to pay such tax so long as it shall contest the validity of such levy or assessment upon the advice of counsel.

Section 4.  Records and Valuation.

4.1 Records.

     The Trustee, and any investment manager appointed pursuant to section 2.2, shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements and other transactions made by it with respect to the Trust Fund, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Administrator and the Employers.


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4.2  Valuation.

     From time to time upon the request of the Administrator, but at least annually as of the last day of each Plan Year, the Trustee shall prepare a balance sheet and income statement of the Trust Fund and shall deliver copies of the balance sheet and income statement to the Administrator and the Employers. For this purpose, the Trustee shall record each asset (including any contribution receivable from the Employers) at its fair market value. Any liability with respect to short positions or options and any item of accrued income or expense and unrealized appreciation or depreciation shall be included; provided, however, that such an item may be excluded if it is not readily ascertainable unless its exclusion would result in a material distortion. In the absence of any written objections to the balance sheet by the Administrator or an Employer within 90 days after its delivery to them, the Trustee shall be entitled to presume and to rely upon its correctness for all purposes.

Section 5.  Instructions from Administrator.

5.1 Certification of Members and Employees.

     From time to time the Company shall certify to the Trustee in writing the names of the individuals comprising the Administrator and shall furnish to the Trustee specimens of their signatures and the signatures of their agents, if any. The Trustee shall be entitled to presume that the identities of such individuals and their agents are unchanged until receipt of a certification from the Company notifying it of any changes.

5.2  Instructions to Trustee.

     The Trustee shall pay such sums to such persons and shall take such other actions as shall be set forth in written instructions from the Administrator. The Trustee shall be fully protected in taking any action based upon such written instructions and shall have no power, authority, or duty to interpret the Plan or to inquire into the decisions or determinations of the Administrator, or to question the instructions given to it by the Administrator.

5.3  Plan Changes.

     In the event of an amendment, merger, division, or termination of the Plan, the Trustee shall continue to disburse funds and to take other proper actions in accordance with the instructions of the Administrator.

5.4  Policies.

     With respect to Policies purchased pursuant to the Plan, the Trustee shall take such action and execute such documents as shall be requested in written instructions given to the Trustee by the Administrator.

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Section 6. Change of Trustees.

     The Company may at any time, by action of the Board, remove any person or corporation serving as a trustee hereunder by giving to such person or corporation written notice of removal and, if applicable, the name and address of the successor trustee. Any person or corporation serving as a trustee hereunder may resign at any time by giving written notice to the Company. Any such removal or resignation shall take effect within 30 days after notice has been given by the trustee or by the Company, as the case may be. Within those 30 days, the removed or resigned trustee shall transfer, pay over and deliver any portion of the Trust Fund in its possession or control (less an appropriate reserve for any unpaid fees, expenses, and liabilities) and all pertinent records to the successor or remaining trustee; provided, however, that any assets which are invested in a collective fund or in some other manner which prevents their immediate transfer shall be transferred and delivered to the successor trustee as soon as may be practicable. Thereafter, the removed or resigned trustee shall have no liability for the Trust Fund or for its administration by the successor or remaining trustee, but shall render an accounting to the Administrator of its administration of the Trust Fund to the date on which its trusteeship shall have been terminated. The Company may also, upon 30 days' notice to each person currently serving as a trustee, appoint one or more persons to serve as co-trustees hereunder.

Section 7. Miscellaneous.

7.1  Right to Amend.

     This Trust Agreement may be amended from time to time by an instrument executed by the Company; provided, however, that any amendment affecting the powers or duties of the Trustee must be approved by the Trustee, and provided, further, that no amendment may divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities for benefits. Any amendment shall apply to the Trust Fund as constituted at the time of the amendment as well as to that portion of the Trust Fund which is subsequently acquired.

7.2  Compliance with ERISA.

     In the exercise of its powers and the performance of its duties hereunder, the Trustee shall act in good faith and in accordance with the applicable requirements under ERISA. Except as may be otherwise required by ERISA, the Trustee shall not be required to furnish any bond in any jurisdiction for the performance of its duties hereunder and, if a bond is required despite this provision, no surety shall be required on it.

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7.3  Nonresponsibility for Funding.

     The Trustee shall be under no duty to enforce the payment of any contributions and shall not be responsible for the adequacy of the Trust Fund to satisfy any obligations for benefits under the Plan.

7.4  Reports.

     The Trustee shall file any report which it is required by law to file with any governmental authority with respect to this Trust, and the Administrator shall furnish to the Trustee whatever information is necessary to prepare the report.

7.5  Dealings with Trustee.

     Persons dealing with the Trustee, including but not limited to banks, brokers, dealers, and insurers, shall be under no obligation to inquire concerning the validity of anything which the Trustee purports to do, nor need any person see to the proper application of any money paid or any property transferred upon the order of the Trustee or to inquire into the Trustee's authority as to any transaction.

7.6  Limitations Upon Responsibilities.

     The Trustee shall have no responsibilities under this Trust Agreement other than those specifically enumerated or explicitly allocated to it under the provisions of ERISA. All other responsibilities are retained and shall be performed by one or more of the Employers, the Administrator, and such advisors or agents as they choose to engage.

7.7  Successor Trustees.

     This Trust Agreement shall apply to any person or corporation who shall be appointed to succeed one or more of the persons or corporations currently appointed as a trustee; and any reference herein to the Trustee shall be deemed to include any one or more individuals or corporations or any combination thereof who or which shall at any time act as a co-trustee or as the sole trustee.

7.8  Governing State Law.

     This Trust Agreement shall be interpreted in accordance with the laws of the State of New Jersey to the extent those laws may be applicable under the provisions of ERISA.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



WITNESS:                             PEAPACK-GLADSTONE BANK


TONI ROSELL                          By:  FRANK A. KISSEL
----------------------------            ----------------------------
Toni Rosell                              Frank A. Kissel, President


WITNESS:                             PEAPACK-GLADSTONE BANK, TRUSTEE


TONI ROSELL                          CRAIG C. SPENGEMAN
----------------------------         ----------------------------------------
Toni Rosell                          Craig C. Spengeman, Senior Trust Officer